Exhibit 10.32

FIRST AMENDMENT TO DECEMBER 29, 2011 LETTER AGREEMENT

This First Amendment to December 29, 2011 Letter Agreement (“Amendment”), dated as of the 21st day of December, 2012 (“Effective Date”), is by and between Supreme Industries, Inc. (“Supreme”) and Matthew Long (“Long”) (collectively, the “Parties”).

WHEREAS, the Parties are parties to the December 29, 2011 letter agreement (“Existing Agreement”); and

WHEREAS, the Parties desire to amend certain terms of the Existing Agreement (as amended by this Amendment, the “Agreement”) as provided herein.

NOW, THEREFORE, the Parties agree as follows:

1.                                      Definitions.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Existing Agreement.

2.                                      Amendments.

(A)                               The first sentence of Section 6 of the Existing Agreement is modified by deleting “April 17, 2013” and replacing “April 17, 2013” with “April 17, 2015.”

(B)                               The following Section 16 is added to the Existing Agreement:

16.                               The term of the Agreement shall be until April 17, 2015, unless earlier terminated in accordance with Section 6 or 7 (the “Initial Employment Term”).  The Agreement shall be automatically renewed for successive one (1) year terms after the Initial Employment Term (individually or collectively, the “Renewal Term”), unless terminated by either of the Parties upon written notice (“Non-Renewal Notice”) to the other of the Parties provided not less than 90 days before the end of the Initial Employment Term or any Renewal Term, as applicable, or unless earlier terminated in accordance with Section 6 or 7.  Any termination of the Agreement by delivery of a Non-Renewal Notice is not a termination of Long’s employment for Cause, without Cause, for Good Reason, or without Good Reason.

3.                                      Effect on the Existing Agreement.  Except as specifically amended by this Amendment, all terms of the Existing Agreement shall remain in full force and effect.  The term “Agreement” or “agreement” as used in the Existing Agreement shall mean the Existing Agreement as amended by this Amendment.

4.                                      Other.

(A)                               This Amendment shall in all respects be interpreted, enforced, and governed under the laws of the State of Indiana.   The Parties agree that the language in this Amendment shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for, or against, either of the Parties.  Venue of any litigation arising from this Amendment shall be in a court of competent jurisdiction in Elkhart County, Indiana or in any other county in which such litigation may be required by any mandatory venue provision.

(B)                               This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(C)                               This Amendment, along with the Existing Agreement, constitutes the entire agreement among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, related to the subject matter hereof.

(D)                               This Amendment shall not be amended or revised except in a writing executed by both of the Parties.

(E)                                The obligations under Sections 8, 9, 10, 11, 13, 14 and 15 of the Existing Agreement and under Section 4 of the Amendment shall continue in effect after the termination of Long’s employment or termination of the Agreement, no matter the reason for termination of employment or of the Agreement.

IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective as of the Effective Date.

SUPREME INDUSTRIES, INC.

By:	/s/ Herbert M. Gardner
Printed Name: Herbert M. Gardner
Title:	Chairman of the Board

/s/ Matthew Long
Matthew Long